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Exhibit 23.8

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the inclusion of information included or incorporated by reference in this Registration Statement of BreitBurn Energy Partners L.P. (the "Partnership") on Form S-3 with respect to the oil and gas reserves of the Partnership, as of December 31, 2006, which information has been included or incorporated by reference in this Registration Statement on Form S-3 in reliance upon the reports of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to the reference to this firm under the heading "Experts" in the prospectus, which is part of such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ J. CARTER HENSON, JR. J. Carter Henson, Jr. Senior Vice President

Houston, Texas
January 7, 2008

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  Exhibit 23.8
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS